Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214141

Prospectus Supplement

(To Prospectus dated October 17, 2016)

434,783 Ordinary Shares

Warrants to Purchase up to 992,394 Ordinary Shares

SGOCO GROUP, LTD.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 434,783 of our ordinary shares, and warrants to purchase an initial 326,087 of our ordinary shares with an initial exercise price of $2.75 per share. Up to 434,783 ordinary shares may be sold to investors for a per share purchase price of $2.30, and warrants will be issued to investors in amount equal to 75% of the shares purchased by each investor (the “Investor Warrants”). The ordinary shares offered pursuant to this prospectus supplement include (i) 434,783 ordinary shares, (ii) up to 896,740 ordinary shares issuable pursuant to the exercise of the Investor Warrants; and (iii) up to 95,654 ordinary shares issuable pursuant to the exercise of the Placement Agent Warrants (defined below). The Investor Warrants and Placement Agent Warrants, which are also being offered pursuant to this prospectus supplement, will be exercisable for a period of four years following issuance.

We have retained FT Global Capital, Inc., as exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We expect that the delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or before April 12, 2017.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SGOC.” There is no established trading market for the warrants and we do not expect a market to develop. Additionally, we do not intend to apply for listing of the warrants on any national securities exchange. As of April 5, 2017, the aggregate market value of the 3,809,426 shares of our outstanding ordinary shares held by non-affiliates was approximately $10,475,922, based on a price of $2.75 per share, which was the last reported sale price of our ordinary shares as quoted on NASDAQ Capital Market on that date. As of the same date, 5,885,863 shares were held by affiliates. As of the date of this prospectus, in the last twelve months we have offered 117,361 of our ordinary shares under our registration statement on Form F-3 (Reg. No. 333-214141), declared effective on January 4, 2017. You are urged to obtain current market quotations of our ordinary shares.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 7 of the accompanying prospectus and in our annual report on Form 20-F/A for the fiscal year ended December 31, 2015, as amended, which is incorporated by reference herein, to read about the risks you should consider before purchasing our securities.

	Per Share	Total
Public offering price(1)	$2.30	$1,000,000
Placement Agent commissions to be paid by us(2)	$0.184	$80,000
Proceeds, before expenses, to us(3)	$2.116	$920,000

(1)	Does not includes warrants issuable to investors or the Placement Agent in the offering.

(2)	Does not include warrants to be issued to the Placement Agent or other additional compensation that may be received by the placement agent in connection with this offering. We have agreed to issue to the placement agent warrants in an amount equal to 8% of our ordinary shares sold to investors in the offering (the “Placement Agent Warrants”). The Placement Agent Warrants and the ordinary shares underlying the Placement Agent Warrants are being offered pursuant to this prospectus supplement. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement.

(3)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Neither the Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We estimate the total expenses of this offering, excluding the placement agent’s fees and cost reimbursements, will be approximately $27,800. Because there is no minimum offering amount required in this offering, the actual offering amount, the placement agent’s fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the Placement Agent will use its reasonable efforts to arrange for the sale of all of the securities offered.  The closing of the sale of securities will take place on or before April 12, 2017.

FT GLOBAL CAPITAL, INC.

The date of this prospectus supplement is April 6, 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission utilizing a “shelf” registration process. A registration statement on Form F-3 (File No. 333-214141) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on October 17, 2016, was amended by Amendment No. 1, filed with the SEC on December 23, 2016, and was declared effective on January 4, 2017. Under this shelf registration statement, of which this offering is a part, we may, from time to time, sell up to an aggregate of $20 million of our securities. We previously offered and sold 117,361 of our ordinary shares under our shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of securities. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the placement agent is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus or any issuer free writing prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the placement agent, to subscribe for and purchase any of securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements. These statements are subjective. Therefore, they involve known and unknown risks.

Forward-looking statements should not be read as a guarantee of future performance or results. They will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time regarding future events. Consequently, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause actual performance or results to differ materially from those contained in forward-looking statements include, but are not limited to, those factors discussed in our most recent Annual Report on Form 20-F, including, among others:

1.	Sale of SGOCO Beijing and SGOCO Shenzhen may not produce the benefits the Company anticipated and may raise uncertainty about our future direction;

2.	The acquisition of Boca International Limited may not produce the benefits the Company anticipated and the Company is exposed to both operational and acquisition integration risks that could adversely affect the Company;

3.	Competition in our industry is intense and we may lose customers;

4.	Decreased selling prices for display products, regardless of cyclical fluctuations in the industry, would adversely impact our margins if prices decrease faster than we are able to reduce our costs;

5.	We sell most of our products through a few large distributors with which we do not have long-term agreements and, accordingly, we may have risks from our level of customer concentration;

6.	Decreases in the price of coal, oil and gas or a decline in popular support for “green” energy technologies could reduce demand for Boca's energy saving projects, which could materially harm our ability to grow our business;

7.	Changes in the growth of demand for or pricing of electricity could reduce demand for Boca's energy saving projects, which could materially harm our ability to grow our business;

8.	We may not be able to adequately respond to changes in technology affecting the energy saving industry;

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9.	We may not be able to generate any growth and our sales may continue to decrease in the future;

10.	Our ability to maintain effective internal control over financial reporting;

11.	China’s overall economic conditions and local market economic conditions;

12.	Possibility of securing loans and other financing without sufficient fixed assets as collateral; and

13.	Legislation or regulatory environments.

These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus supplement or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary also includes descriptions of certain recent developments.  This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and the related notes and the information in the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations.” As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2015, as amended, which is incorporated by reference herein.

Unless otherwise stated in this prospectus,

•	“SGOCO”, “we,” “us,” “our,” “Registrant”, or the “our company” refers to SGOCO Group, Ltd., a company organized under the laws of the Cayman Islands. SGOCO Group, Ltd. was previously named SGOCO Technology, Ltd., and prior to the acquisition described in the section below titled “The Company”, the company was named Hambrecht Asia Acquisition Corp.;

•	“PRC” or “China” refers to the People’s Republic of China;

•	All references to “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States. All references to “RMB” and “Renminbi” refer to the legal currency of China; and

•	Under the laws of the Cayman Islands and our Amended and Restated Memorandum of Association and Articles of Association as currently in effect, we are authorized to issue ordinary shares and holders of our ordinary shares are referred to as “members” rather than “shareholders.” In this prospectus supplement, references that would otherwise be to members are made to shareholders, which term is more familiar to investors on the NASDAQ Capital Market, which is where our ordinary shares are traded.

Overview

We are a Cayman Islands company that is focused on developing our own-brands and distributing our branded products in the Chinese flat-panel display market. Our main products are currently LCD/LED monitors, All-in-One (“AIO”) and Part-in-One (“PIO”) computers and other application-specific products.

Currently, our primary business operations are conducted through our indirectly wholly-owned subsidiary in PRC, SGOCO Shenzhen. Our main focus is on developing branded LCD/LED products for sale to the display market. LCD/LED monitors currently form the core of our product portfolio. Our mission is to offer high quality LCD/LED products under brands that we control and license such as “SGOCO,” “No. 10,” and “POVIZON” to consumers residing in China’s Tier 3 and Tier 4 cities.

We are also developing and selling AIO and PIO computers through our distribution network. The majority of our product sales are made to large, well-established, electronics distributors and trading companies, which then sell our products through their own sales channels.

We do not sell our products directly to retailers. However, by providing signage, marketing materials and sales support to distributors and their retailers under the marketing program, we raise the profile of our products and the awareness of our brands at the retail level. Selling to these distributors helps us to diversify our customer base. Additionally, selling directly to distributors who then sell directly to retailers can reduce the layers in the distribution chain potentially leading to greater margins for us, the distributors, or the retailers.

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Following the Sale of Honesty Group and SGOCO (Fujian), we operate using a “light-asset” business model, which is marketing-driven with multiple brands. Our business model consists of the following three key elements:

1.	an actively-managed portfolio of brands that have strong, local appeal;

2.	a world-class quality, design engineering, and product development capability that supports our distribution channels and brand portfolio; and

3.	a “light-asset” model that provides the flexibility to source from low-cost suppliers that meet our high quality standards.

By integrating these three elements, we are able to leverage opportunities across the entire value chain and create a competitive advantage for SGOCO.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company organized under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquires 100% of the issued share capital of Boca International Limited. (“Boca”), a private holding company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52 million in the form of cash, plus up to 19.9% or 3.4 million newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca closed and SGOCO International fully paid $52 million plus 1,162,305 post-split shares of common stock of the Company and received 100% shares and ownership of Boca.

Boca designs, develops and manufactures Phase Change Material (PCM-TES) storage system and applies them on cooling and heating system. Boca's PCM-TES storage system (the "System") applies real-time electricity demand peak management which shifts on-peak chiller plant load to off-peak and increases chiller efficiency by optimization controls at any time. The System could reduce electricity consumption by approximately 50% during all running time and decrease 2/3 of central air conditioning running cost due to lower tariff rate during off-peak and higher efficiency at all time. The System can be used on all existing and new buildings and is environmentally friendly with a life of more than ten years. The System fully supports energy saving to help control the greenhouse effect and achieve maximum economic benefit for the customers.

Boca commenced R&D of Phase Change Material Thermal Energy Storage (PCM-TES) system in 1992 and started the PCM-TES mass production line in Hong Kong in 2003.  During 2003 to 2015, Boca has successfully manufactured and delivered about 10 projects to Hong Kong, Malaysia, Australia, Italy and UK.  Due to innovative technology developed in PCM-TES system hardware and software for chiller and heating plants,  Boca expects there will be more than 7,000 projects in the US, 10,000 in China, 3,000 in Japan and 3,000 projects in other countries have the potential to install Boca PCM-TES within the next 10 years for those major new and existing buildings. Estimated contract sum for each potential project is about USD1 million.  The capital investment in each project retrofit will be paid back by energy savings within 3 to 5 years.

On December 22, 2015, the Company signed a memorandum of understanding ("MOU") to acquire all of the issued share capital of Sola Green Technologies Limited, a company incorporated in Hong Kong ("Sola Green"), for a purchase price of $40 million in form of cash or new shares in SGOCO, subject to satisfactory due diligence and customary purchase price adjustments. In December 2015, a refundable deposit of $34 million was paid to the shareholders of Sola Green. On March 1, 2016, an extension of the MOU was signed pursuant to which both parties expect that the definitive agreements to be executed and the transaction to be closed by June 30, 2016. On November 20, 2016, the Company sent an official notice to Sola Green to terminate the due diligence process and requested full refund of the deposit paid to Sola Green. On November 30, 2016, the Company received full deposit back from Sola Green in December, 2016. Sola Green invests and develops an Energy-saving Glass Coating. By applying nano-technology, Sola Green integrates rare earth elements with other materials to produce a liquid form thermal insulation coating material. The coating could reduce UV and infrared radiation from sunlight, while maintaining acceptable visibility through the coated glass. As a result of reducing infrared radiation from sunlight, a general temperature reduction of 5-7°C to indoor space could be achieved.

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On December 27, 2016, the Company signed a memorandum of understanding (“MOU”) to acquire all of the issued share capital of Century Skyway Limited, a company incorporated in Hong Kong (“Century Skyway”), for a purchase price of $35 million in form of cash or new shares in SGOCO, subject to satisfactory due diligence and customary purchase price adjustments. In December 2016, a refundable deposit of $32 million was paid to the owner of Century Skyway. The completion of the transaction is dependent on the completion of due diligence. At the date of this filing, the transaction has not been completed. Century Skyway invests in and develops Virtual Reality products. The main business of Century Skyway is international level research, development and integrated solution for PC level virtual reality helmet, input and exchange equipment, reality enhance design, including virtual reality software, hardware, development tools and platform.

SGOCO’s Offices

SGOCO’s principal executive office is located in Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. Under our Amended and Restated Memorandum and Articles of Association, our Registered Office is at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, telephone: (345) 949 1040, or at such other place as the directors may from time-to-time decide. Our agent for service of process in the U.S. is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

THE OFFERING

Securities offered by us

Up to a total of 1,427,177 of our ordinary shares will be issued or issuable in the offering, consisting of (i) 434,783 ordinary shares; (ii) up to 896,740 ordinary shares issuable upon exercise of the warrants issued to investors; and (iii) up to 95,654 issuable upon the exercise of the warrants issued to the placement agent.

The warrants to purchase an initial 326,087 of our ordinary shares, par value $0.004, shall have an initial exercise price of $2.75 per share. The warrants will have a term of four years and are exercisable by the holders at any time after the date of issuance. On the six month anniversary of the issuance of the warrants, if the average of the two lowest volume-weighted average prices of the Company’s ordinary shares during the ten days preceding the anniversary is less than the exercise price of the warrants, the exercise price will be adjusted to equal the new exercise price, and the number of Warrants issuable shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment, provide no adjustment of exercise shall be made to a price that is less than $1.00.

Ordinary shares outstanding prior to the offering	9,695,289 shares

Ordinary shares to be outstanding after this offering	10,130,072 shares, excluding all ordinary shares issuable upon the exercise of the warrants issued to investors and the placement agent.

Use of proceeds
The gross proceeds to us from the offering, not including any amounts related to the potential exercise of warrants issued in the offering, will be approximately $877,200. We intend to use the net proceeds from this offering solely for general working capital purposes. There is no assurance that any of the warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page S-12.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 7 of the accompanying prospectus and in the documents incorporated by reference herein (including under Item 3.D. — “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Capital Market symbol	“SGOC”

Unless otherwise stated, all information in this prospectus supplement is based on 9,695,289 ordinary shares outstanding as of April 5, 2017.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding to invest in our ordinary shares, you should carefully consider the risks described herein, in the accompanying prospectus and under the heading “Risk Factors” beginning on page 7 of our annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement. In addition, you should carefully consider the other information in the annual report and other documents that are incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information.” The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in the ordinary shares.

Risks Related to this Offering and our Shares and Warrants

We may fail to meet continued listing requirements on the NASDAQ Capital Market

Our ordinary shares are listed on the NASDAQ Capital Market. We must comply with various NASDAQ Marketplace rules to maintain the listing of our securities. The NASDAQ listing rules require, among other things, that a company’s stock trading to maintain a minimum bid price of $1.00. If a NASDAQ-listed company trades below the minimum bid price requirement for 30 consecutive business days, it will be notified of the deficiency.

To regain compliance with the minimum, bid price requirement, the Company must have a minimum, closing bid price of $1.00 or more for a minimum of ten consecutive business days during a 180-day compliance period. If compliance does not occur within the applicable 180-day compliance period, the Staff will notify the Company that its securities will be delisted from the NASDAQ Capital Market. However, the Company may appeal the Staff's determination to delist its securities to a Hearing Panel. During any appeal process, the Company's ordinary shares would continue to trade on the NASDAQ Capital Market.

If our securities were to be delisted from NASDAQ, the trading of our securities could possibly be shifted to the OTC Bulletin Board or the Pink Sheets. Such a change would make it more difficult to dispose of, or obtain accurate quotations for the price of, our securities. In addition, such a development would likely also reduce the already limited coverage of our Company by security analysts and the news media. Delisting and these other effects could cause the price of our securities to decline further.

The market price for our ordinary shares may be volatile.

The market price for our ordinary shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

1.	actual or anticipated fluctuations in our annual and quarterly operating results and changes or revisions in our expected results;

2.	changes in financial estimates by securities research analysts;

3.	market conditions for green energy technologies and LCD/LED products marketing and distribution;

4.	changes in the economic performance or market valuations of companies specializing in green energy technologies and LCD/LED product marketing and distribution;

5.	announcements by us and our affiliates or our competitors of new products, acquisitions, strategic relationships, joint ventures or capital commitments;

6.	addition or departure of our senior management and key research and development personnel;

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7.	fluctuations of exchange rates between the RMB and the U.S. Dollars;

8.	litigation related to our intellectual property;

9.	changes in investors’ perception toward U.S.-listed Chinese companies;

10.	release or expiry of transfer restrictions on our outstanding ordinary shares; and

11.	sales or perceived potential sales of our ordinary shares.

In addition, the securities market has from time-to-time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.

Approximately 23.6% of our ordinary shares are held by one shareholder. This voting control may limit your ability to influence the outcome of matters requiring shareholder approval, including the election of our directors.

Sun Zone Investments Limited (“Sun Zone”) currently owns approximately 23.6% of our voting shares. This shareholder can control substantially all matters requiring approval by our shareholders, including electing directors and the approval of other business transactions. This concentration of ownership could delay or prevent a change in control of our Company or discourage a potential acquirer from attempting to obtain control of the Company, which could prevent our shareholders from realizing a premium over the market price for their ordinary shares.

We do not expect to pay dividends, so our shareholders will only benefit from an investment in our shares if such shares appreciate in value.

Currently, we do not expect to pay dividends to our shareholders. The Board of Directors may determine to pay dividends in the future, depending upon results of operations, financial condition, contractual restrictions, including restrictions in credit agreements, imposed by applicable law, and the laws of China governing dividend payments, currency conversion and loans, and other factors our Board of Directors deems relevant. Accordingly, realizing a gain on shareholders’ investments currently depends on whether the price of our shares appreciates in the securities exchange on which our shares trade. There is no guarantee that our shares will appreciate in value or even maintain the price at which shareholders purchased their shares.

Due to the lack of unrestricted ordinary shares available to be sold, liquidity for our ordinary shares is limited.

As of March 31, 2017, we had 9,695,289 ordinary shares outstanding. Of these shares, approximately 1.6 million ordinary shares are held by persons not affiliated with us currently and are freely eligible to be resold in the public market. The remaining shares are either being held in escrow or are “restricted” securities not eligible to be resold in the public market. As a result of the lack of unrestricted securities available to be resold in the public market, there is limited liquidity in our ordinary shares, which may limit your ability to sell your ordinary shares of SGOCO or reduce the price at which the shares may be sold. In addition, the lack of a liquid market in our shares may make the listed market price of our shares less meaningful and more volatile.

Volatility in the price of our ordinary shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.

The financial markets in the U.S. and other countries have experienced significant price and volume fluctuations. Volatility in the price of our ordinary shares may be caused by factors outside of our control, which may not be related or may be disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against various companies. Such litigation could result in substantial costs and a diversion of our management’s attention and resources.

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If we become directly subject to the recent scrutiny involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation.

During the last several years, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lacks of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S. listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations will be costly and time-consuming and distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempt company incorporated under Cayman Islands’ laws. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands and Cayman Islands’ common law. Shareholders’ rights to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands’ law are largely governed by Cayman Islands’ common law. It is derived in part from comparatively limited judicial precedent in the Cayman Islands and from England’s common law. English court decisions, however, are not binding on a Cayman Islands’ court.

Our shareholders’ rights and our directors’ fiduciary responsibilities under Cayman Islands law are not as clearly established as they would be under the statutes or case law in most U.S. jurisdictions. In particular, the Cayman Islands has a less developed body of securities laws than the U.S. Many U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

The Cayman Islands’ courts are also not likely:

1.	to recognize or enforce against us judgments of courts of the U.S. based on civil liability provisions of U.S. securities laws; and

2.	to impose liabilities against us, in original actions brought in the Cayman Islands, based on civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the U.S., But, the Cayman Islands’ courts will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Based on the above, shareholders may have more difficulty in protecting their interests against actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the U.S.

As a company incorporated in the Cayman Islands, we can adopt certain home country practices regarding corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards. These practices may provide less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

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As a Cayman Islands company listed on the NASDAQ Stock Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. But, NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards.

For example, the Companies Law of the Cayman Islands does not require a majority of our directors to be independent. Therefore, we could include non-independent directors as members of our compensation committee and (if we chose to have one) our nominating committee. Finally, our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present.

In addition, while NASDAQ Stock Market rules require that an issuer listing common stock hold an annual meeting of shareholders no later than one year after the end of the issuer’s fiscal year-end, the Companies Law of the Cayman Islands does not require it. If we choose to follow home country practice, our shareholders may receive less protection than they otherwise would under the NASDAQ Stock Market corporate governance listing standards applicable to U.S. domestic issuers.

You may not be able to resell your warrants or obtain any return on your investment.

There is no established trading market for the warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your warrants. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our ordinary shares over the exercise price of the warrants in order to realize a return on your investment in the warrants. Additionally, under the terms of the warrants, if there is no effective registration statement permitting the issuance of ordinary shares upon exercise of the warrants, a holder may not exercise the purchase rights represented by the warrants unless such holder, at the time of such exercise, is an "accredited investor" as defined in Regulation D under the Securities Act, and such holder, at the Company's request, represents the same to the Company in writing. In such an event, if you are not an “accredited investor” you will not be able to exercise the purchase rights represented by the warrants and may not be able to realize a return on your investment in the warrants. We cannot assure you that you will be able to obtain any return on your investment in our ordinary shares or warrants; and you may lose all of your investment.

Investors will have no rights as a shareholder with respect to their warrants until they exercise their warrants and acquire our ordinary shares.

Until you acquire our ordinary shares upon exercise of your warrants in accordance with their terms, you will have no rights with respect to the ordinary shares underlying such warrants except as set forth in the warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

If you purchase the securities sold in this offering, you may experience immediate dilution as a result of future equity issuances.

The issuance of additional ordinary shares in future offerings could be dilutive to shareholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, ordinary shares in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

S-7

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent commissions and offering expenses, will be approximately $877,200, assuming all ordinary shares are sold at a purchase price of $2.30 per share. The net proceeds amount excludes the proceeds, if any, from the exercise of warrants issued pursuant to the offering.

We intend to use the net proceeds from this offering primarily for general working capital purposes. We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Under the terms of the Securities Purchase Agreement that we have entered into with the investors in this offering, we have, subject to certain exceptions, specifically agreed not to use the proceeds of this offering for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), for the redemption of any ordinary shares or ordinary share equivalents, or for the settlement of any outstanding litigation. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

MARKET PRICE OF ORDINARY SHARES

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SGOC”. The following table sets forth the high and low closing prices for each of the periods indicated for our ordinary shares:

	High	Low
For the Year ended December 31:
2016	$6.40	$1.36
2015	3.80	1.00
2014	17.36	2.04
2013	33.32	2.80
2012	15.12	2.44

For the Quarter Ended:
December 31, 2016	$3.95	$2.75
September 30, 2016	5.12	2.92
June 30, 2016	4.49	3.10
March 31, 2016	6.40	1.36
December 31, 2015	2.56	1.00
September 30, 2015	2.92	1.20
June 30, 2015	3.80	1.80
March 31, 2015	3.80	1.52

For the Month:
April (up to April 5, 2017)	$2.85	$2.69
March 2017	3.00	2.11
February 2017	3.70	2.80
January 2017	3.95	3.00
December 2016	3.80	3.30
November 2016	3.95	3.00
October 2016	3.70	2.75
September 2016	3.59	2.92

On April 5, 2017, the last reported sale price of our ordinary shares on the NASDAQ Capital Market was $2.75 per share.

S-8

DIVIDEND POLICY

We do not currently have any plans to pay any cash dividends in the foreseeable future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely on dividends paid by our Hong Kong and Chinese subsidiaries for our cash needs. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits based on PRC accounting standards and regulations. Our Chinese subsidiaries, Beijing SGOCO and SGOCO Shenzhen, are also required to withhold at least 10% of their after-tax profit based on China’s accounting standards each year as their general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

The Board of Directors of our PRC subsidiary, which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If the Board decides to pay dividends in the future, these restrictions may impede our ability to pay dividends and/or the amount of dividends we could pay. In addition, if the Chinese subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our Board of Directors has discretion to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and total capitalization as of March 31, 2017, as follows:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of 434,783 ordinary shares by us in this offering (excluding ordinary shares issuable upon exercise of the warrants being offering by the offering and issued to the placement agent), after deducting placement agent commissions and estimated offering expenses payable by us.

The financial data in the following table should be read in conjunction with our consolidated unaudited financial information included in the report of foreign private issuer on Form 6-K, furnished to the SEC on December 23, 2016, and Form 6-K furnished to SEC on December 30, 2015, as amended by Form 6-K/A furnished to the SEC on December 23, 2016, as well as other information which has been incorporated by reference in this prospectus.

(In thousands of U.S. dollars except share and per share data)	As of March 31, 2017 (unaudited)	As Adjusted(2)
Debt (1)
Other loan - secured	$342	$342
Advances from unrelated parties	246	246
Total debt	588	588

Shareholders’ Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Ordinary Shares, $0.004 par value, 50,000,000 shares authorized, 9,695,289 outstanding, 10,130,072 as adjusted	38	40
Paid-in capital	42,205	43,399
Retained earnings	52,120	52,924
Accumulated other comprehensive loss	(7,684)	(7,684)
Total shareholders’ equity	86,679	87,679

Total capitalization	$87,267	$88,267

(1)	As of March 31, 2017, $342 of our indebtedness was secured.
(2)	As noted above, giving effect to the issuance and sale of 434,783 ordinary shares by us in this offering (excluding warrants and ordinary shares issuable upon exercise of the warrants being offering by the offering and issued to the placement agent).

S-9

DESCRIPTION OF SHARE CAPITAL

General

The Company’s authorized capital consists of 50,000,000 ordinary shares, $0.004 par value, and 1,000,000 shares of undesignated preferred shares, $0.001 par value. We had 9,695,289 ordinary shares issued and outstanding as of April 5, 2017. No preferred shares are issued and outstanding. The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated memorandum and articles of association, which is filed as an exhibit to our registration statement, and to the applicable provisions of Cayman Islands Law.

Ordinary Shares

Unless any shares have special terms as to voting by our articles of association or required by law, holders of ordinary shares have exclusive voting rights for all matters requiring shareholder action. Holders of ordinary shares are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. Upon a dissolution, our shareholders will be entitled to receive, pro rata, all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there are currently none.

Preferred Shares

The Company’s articles of association provide that preferred shares may be issued from time to time. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors can, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Description of WARRANTS

Description of Warrants

The warrants will be issued as individual warrant agreements to the investors (the “Investor Warrants”), and as an individual warrant agreement with the placement agent (the “Placement Agent Warrants”). The Placement Agent Warrants will have substantially the same terms as the Investor Warrants. The material terms and provisions of the warrants offered hereby are summarized below. Each warrant represents the right to purchase one ordinary share. The Investor Warrants and Placement Agent Warrants represent the rights to purchase an initial aggregate of up to 360,870 ordinary shares at an initial exercise price of $2.75 per share.

Exercisability

The warrants are exercisable beginning on the date of issuance, and at any time up to four years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us the original of a duly executed and irrevocable exercise notice accompanied by payment in full of the exercise price for the number of ordinary shares purchased upon such exercise. Ordinary shares issuable upon exercise of the warrants will not be issued until both the executed notice of exercise and the relevant exercise price is received by the Company. The ordinary shares will be issued out of the Company’s conditional share capital. No fractional ordinary shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the warrant’s exercise price or (ii) round up to the next whole share. In addition, warrants may be exercised by a “cashless exercise” option if, at any time of exercise after the sixth month anniversary of the warrant’s issue date, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of shares underlying the warrants under the U.S. Securities Act. This option entitles the warrant holders to elect to receive fewer ordinary shares upon exercise without paying the cash exercise price. The number of ordinary shares to be issued upon exercise would be determined by a formula based on the total number of ordinary shares with respect to which the warrant is being exercised, the applicable price for our ordinary shares on the trading market on or prior to the date of exercise, subject to the formula and the applicable exercise price of the warrants.

S-10

 A holder will not have the right to exercise any portion of the warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.

Failure to Timely Deliver Shares

If we fail to timely deliver to the investor the ordinary shares specified in a duly executed notice of exercise after the receipt by the Company of such executed notice of exercise and the corresponding exercise price, as required by the warrant, and if the investor purchases the ordinary shares after that second trading day to deliver in satisfaction of a sale by the investor of the underlying warrant shares that the investor anticipated receiving from us, then, upon the investor’s request, we, at the investor’s option, will pay to the investor in cash for each $1,000 of shares underlying the warrant being exercised (based on the value-weighted average prices of our ordinary shares on the date of the notice of exercise) $10 per trading day for each trading day until the ordinary shares are delivered to the exercising holder. Additionally, if the Company fails to cause its transfer agent to timely transmit to the exercising holder the shares underlying such exercised warrants, and such holder is required by its broker to purchase ordinary shares or the holder’s broker purchases ordinary shares to deliver to the holder in satisfaction of a sale by holder of the shares underlying the exercised warrant, the Company will (A) pay in cash to the investor the amount, if any, by which (x) the investor’s total purchase price (including brokerage commissions, if any) for the ordinary shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that the Company was required to deliver to the investor in connection with the exercise at issue time (2) the price at which the sell order giving rise to such purchase obligation was executed (without deducting brokerage commissions, if any), and (B) at the option of the investor, either reinstate the portion of the warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the investor the number of ordinary shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrant.

Exercise Price

Each warrant represents the right to purchase one ordinary share at an exercise price equal to $2.75 per share. Subject to certain restrictions, the exercise price is subject to appropriate adjustment in the event of certain ordinary share dividends and distributions, share splits, stock combinations, reclassifications or similar events affecting our ordinary shares, and also upon any cash dividends to our shareholders. In addition, if on the 180 day anniversary of the issuance of the warrants, the arithmetic average of the two lowest volume-weighted average prices during the 10 trading days immediately preceding the 180 day anniversary of the issue date (such 10 trading day period the “Adjustment Period”) is less than the current exercise prices of the warrants, then the exercise price will be reduced, and only reduced, to the lesser of (a) the then exercise price, as adjusted, (b) the average of the two lowest volume-weighted average prices during the Adjustment Period, and in each case and the number of Warrant shares issuable will be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price prior to such adjustment. No such adjustment will be made to a price that is less than $1.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the issue date). The exercise price of the Warrants may also be adjusted downward in the event that, subject to certain exempted transactions, the Company sells or issues ordinary shares while any Warrants are outstanding for a consideration per share less than the current exercise price of the Warrants, the exercise price of the Warrants will be adjusted to an exercise price equal to that consideration per share, and the number of Warrant shares issuable will be increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price prior to such adjustment.. No such adjustment will be made to a price that is less than $1.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the issue date).

Fundamental Transactions

If we consummate any merger, consolidation, sale or other reorganization event in which our ordinary shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such event. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (as defined in the warrant), we or any successor entity shall purchase the warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the warrant).

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

S-11

No Exchange Listing

There is no public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other trading system.

Rights as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our ordinary shares, the holder of a warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the warrant and delivers the corresponding executed exercise notice and exercise price.

Governing Law

The warrants will be governed by, and construed and enforced in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated March 1, 2017 (the “Engagement Agreement”), we have engaged FT Global Capital, Inc. (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Engagement Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of ordinary stock and warrants in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Engagement Agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of ordinary stock, and the Placement Agent will have no authority to bind us by virtue of the Engagement Agreement for this offering. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement, we will deliver the ordinary shares being issued to the investors electronically and we will deliver the warrants physically. We expect to deliver the securities being offered pursuant to this prospectus supplement on or before April 12, 2017, subject to customary closing conditions.

Commissions and Offering Expenses

The Placement Agent proposes to offer the securities at the offering price shown on the cover of this prospectus supplement.

We estimate that the total offering expenses in this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $27,800.

S-12

The following table shows the public offering price, Placement Agent commissions and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$2.30	$1,000,000
Placement Agent commissions to be paid by us(1)	$0.184	$80,000
Proceeds, before expenses, to us	$2.116	$920,000

(1)	As consideration for the services of the Placement Agent, the Placement Agent will receive: (i) a cash commission equal to 8.0% of the gross proceeds from the sale of the securities, (ii) a cash commission of 3.5% of the gross cash proceeds that the Company receives upon exercise of the warrants, if any, and (iii) warrants entitling the Placement Agent to purchase an amount of our ordinary shares equal to 8.0% of the aggregate number of ordinary shares sold in this offering. The above table does not includes the compensation described in (ii) or (iii).

We have also agreed to reimburse the placement agent for certain expenses, including up to $15,000 for fees and expenses related to "blue sky" counsel and up to $25,000 for additional legal expenses for the investors. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agents' fees and expenses, will be approximately $27,800.

Placement Agent Warrants

We have agreed to issue to the Placement Agent warrants to purchase up to an initial 34,783 ordinary shares (which represent 8.0% of the aggregate number of ordinary shares sold in this offering), at an initial exercise price of $2.75 per share. The Placement Agent warrants will have substantially the same terms as the warrants being sold in the offering. Pursuant to FINRA Rule 5110(g), the Placement Agent warrants and any shares issued upon exercise of the Placement Agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Tail Fee

We have also agreed to an 18-month tail fee equal to the cash and warrant compensation in this offering if any investor to whom the Placement Agent introduced us with respect to this offering during the term of its engagement, or any investor that participated in the offering, provides us with further capital during such 18-month period following termination of our engagement.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the engagement agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Lock-Up

The Company has agreed with the investors not to issue any variable rate transactions until no investor holds a warrant, and from the date of the Securities Purchase Agreement until 60 days after the closing date, the Company has agreed that it shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents except for certain exempt issuances.

Listing

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “SGOC”.

S-13

MATERIAL CHANGES

There is no material change in the Company's affairs that has occurred since the end of the latest fiscal year and that has not been described in reports on Form 20-F, Form 20-F/A, Form 6-K and Form 6-K/A.

LEGAL MATTERS

The validity of the securities offered in this prospectus supplement and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters will be passed upon for the placement agent by Schiff Hardin LLP, Washington, DC.

EXPERTS

The consolidated financial statements of SGOCO Group, Ltd. (formally known as SGOCO Technology, Ltd.) and its subsidiaries appearing in SGOCO Group, Ltd.’s Annual Report (Form 20-F/A) for the year ended December 31, 2015 have been audited by of DCAW (CPA) Limited, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and other reports and information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus have been filed as part of the registration statement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

—inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission's Public Reference Room;

—obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

—obtain a copy from the Securities and Exchange Commission's website.

We will provide, free of charge, annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Our principal executive offices are located at Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. The telephone number at our executive office is +852 3610-7777.

S-14

We are a Cayman Islands limited company and a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  Foreign private issuers are not required to provide all of the disclosure required to be included in reports filed under the Exchange Act by companies that are not foreign private issuers.  As a result, among other things (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act and (3) we are not subject to Regulation FD promulgated by the SEC.

Information Incorporated by Reference

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the ordinary shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by our Company are incorporated by reference in this registration statement:

●	The description of the Company’s ordinary shares contained in the Registration Statement of the Company on Form 8-A filed with the Commission on December 17, 2010, including any amendment or report filed for the purpose of updating such description;

●	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015 filed with the SEC on May 16, 2016, as amended by Amendment No. 1 on Form 20-F/A, filed on October 17, 2016;

●	The Company’s Interim GAAP Financial Statements included in the report of foreign private issuer on Form 6-K furnished to the SEC on December 23, 2016, and on Form 6-K/A furnished on December 23, 2016; and

●	The Company’s reports of foreign private issuer on Form 6-K furnished to the SEC on December 30, 2015, as amended by Form 6-K/A, furnished on December 23, 2016, on Form 6-K furnished to SEC on March 20, 2017, as amended by Form 6-K/A furnished on April 5, 2017, and on Form 6-K furnished to the SEC on April 6, 2017.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by SGOCO Group, Ltd.  This prospectus supplement does not constitute an offer of any securities or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  Neither the delivery of this prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

S-15

PROSPECTUS	Dated October 17, 2016

SGOCO GROUP, LTD.

$20,000,000

Ordinary Shares

Warrants

Rights to Purchase Ordinary Shares

Units

We may offer under this prospectus from time to time, at amounts, prices and on terms to be determined by market conditions at the time we make the offer, our:

•	ordinary shares;

•	warrants to purchase equity securities;

•	rights to purchase ordinary shares; or

•	combination of the above, separately or as units.

The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SGOC.” As of October 12, 2016, the aggregate market value of our outstanding ordinary shares held by non-affiliates of 3,685,642 shares was approximately $13,268,310, based on a price of $3.60 per share, which was the last reported sale price of our ordinary shares as quoted on NASDAQ Capital Market on that date. As of the same date, 5,382,286 shares are held by affiliates. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.5 of Form F-3. You are urged to obtain current market quotations of our ordinary shares.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 7 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2016

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SGOCO GROUP, LTD.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $20 million.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings "Available Information" and "Information Incorporated by Reference" before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors” on page 7 before making an investment decision.

Unless otherwise stated in this prospectus,

•	“SGOCO”, “we,” “us,” “our,” “Registrant”, or the “our company” refers to SGOCO Group, Ltd., a company organized under the laws of the Cayman Islands. SGOCO Group, Ltd. was previously named SGOCO Technology, Ltd., and prior to the acquisition described in the section below titled “The Company”, the company was named Hambrecht Asia Acquisition Corp.;

•	“PRC” or “China” refers to the People’s Republic of China;

•	All references to “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States. All references to “RMB” and “Renminbi” refer to the legal currency of China; and

•	Under the laws of the Cayman Islands and our Amended and Restated Memorandum of Association and Articles of Association as currently in effect, we are authorized to issue ordinary shares and holders of our ordinary shares are referred to as “members” rather than “shareholders.” In this prospectus, references that would otherwise be to members are made to shareholders, which term is more familiar to investors on the NASDAQ Capital Market, which is where our ordinary shares are traded.

Our Business

As of December 31, 2015, our primary business operations were conducted through SGOCO International and its wholly-owned PRC subsidiary, SGOCO Shenzhen. Our main focus is developing our own brands and quality products for sale to the Chinese display market in Tier 3 and Tier 4 cities.

As of December 31, 2015, LCD/LED monitors form the core of our product portfolio. Our mission is to offer our consumers high quality LCD/LED products under brands that we control and license such as “SGOCO,” and “POVIZON”.

We are also developing and selling All-in-One (“AIO”) and Part-in-One (“PIO”) computers through our distribution network. The majority of our product sales are made to large, well-established, electronics distributors and trading companies, which then sell our products through their own sales channels.

We do not sell our products directly to retailers. Rather, by providing signage, marketing materials and sales support to the distributors and their retailers under the marketing program, we raise the profile of our products and the awareness of our brands at the retail level. Selling to these distributors helps us to diversify our customer base. Additionally, selling directly to distributors which then sell directly to retailers can reduce the layers in the distribution chain potentially leading to greater margins for us, the distributors, or the retailers.

Following the Sale of Honesty Group and SGOCO (Fujian) as described below, we operate using a “light-asset” business model which is marketing-driven with multiple brands all under the marketing program. Our business model consists of the following three key elements:

1.	an actively-managed portfolio of brands that have strong local appeal;

2.	a world-class quality, design engineering, and product development capability; and

3.	a “light-asset” model that provides the flexibility to source from low-cost suppliers meeting our high quality standards.

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We have integrated these three elements through a distinct distribution channel in the form of a national network of distributors and retail sales sources operating under the “SGOCO Image” name. Consequently, we believe we are able to leverage opportunities across the entire value chain and create a competitive advantage for SGOCO. We also use the proceeds and intercompany payables received from the Sale of SGOCO (Fujian) to perform business acquisitions and develop new products.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company organized under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquires 100% of the issued share capital of Boca International Limited. (“Boca”), a private holding company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52 million in the form of cash, plus up to 19.9% or 3.4 million newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca has been closed and SGOCO International fully paid $52 million plus 1,162,305 post-split shares of common stock of the Company and received 100% shares and ownership of Boca.

Boca is principally engaged in environmental protection, energy saving technologies, equipment development and applications. Its business involves production and sales of phase change thermal energy storage materials as well as central air conditioning cooling and heating system application engineering. Our intention is to reduce the reliance on sales of traditional flat panel LED and LCD monitor products and enter into energy saving and new energy market.

The Company

SGOCO Group, Ltd. was organized under Cayman Islands’ laws on July 18, 2007. It was previously named SGOCO Technology, Ltd. and prior to the Acquisition (as defined below) was named Hambrecht Asia Acquisition Corp. The Company was formed as a blank check company to acquire one or more operating businesses in the PRC through a merger, stock exchange, asset acquisition or similar business combination or control through contractual agreements. The Company completed its initial public offering (“IPO”) of units consisting of one ordinary share and one warrant to purchase one ordinary share on March 12, 2008.

Pursuant to our charter documents, we were required to enter into a business combination transaction to acquire control of a business with its primary operation in the PRC with a fair market value of at least 80% of the trust account established at the time of our IPO, or the Trust Account, (excluding certain deferred underwriting commissions) prior to March 12, 2010, or dissolve and liquidate. The approval of the business combination transaction required the approval of a majority of the outstanding shares. It was conditioned on, among other matters, not more than 30% of the outstanding shares being properly tendered for redemption under our charter documents. Each ordinary share issued in our IPO was entitled to be redeemed if it was voted against the business combination transaction at a price equal to the amount in the Trust Account divided by the number of shares issued in the IPO outstanding at the time, estimated to be approximately $8.0 million as of February 17, 2010.

On March 12, 2010, we acquired all of the outstanding shares of Honesty Group (the “Acquisition”). After the Acquisition closed, Honesty Group became a wholly-owned subsidiary of SGOCO. Honesty Group is a limited liability company registered in Hong Kong on September 13, 2005. Honesty Group owns 100% of Guanke Electron Technological Industry Co., Ltd. (“Guanke”), Guanwei Electron Technological Industry Co., Ltd. (“Guanwei”) and Guancheng Electron Technological Co., Ltd. (“Guancheng”). Guanke, Guanwei and Guancheng are limited liability companies established under the corporate laws of the PRC. Honesty Group and its subsidiaries represented our core manufacturing facility along with land, buildings and production equipment. Honesty Group and its subsidiaries are now independent of the Company.

On July 26, 2010, SGOCO formed SGOCO International (HK) Limited, or SGOCO International, a limited liability company registered in Hong Kong (“SGOCO International”). SGOCO International and its subsidiaries were established for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On February 22, 2011, SGO Corporation was established in Delaware USA. On March 14, 2011, SGOCO International purchased 100% of the outstanding shares of common stock of SGO. SGO was founded to market, sell and distribute SGOCO’s high quality products in the U.S. markets. SGO was not operating during 2011 and started to operate in the first quarter of 2012.

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SGOCO International directly owns 100% of SGOCO (Fujian) Electronic Co., Ltd. SGOCO (Fujian) is a limited liability company established under the corporate laws of the PRC on July 28, 2011 for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On November 15, 2011, we entered into a Sale and Purchase Agreement (“Honesty SPA”) to sell our 100% ownership interest in Honesty Group to Apex, a British Virgin Islands company, for $76.0 million in total consideration. Honesty Group directly owns 100% of Guanke, Guanwei and Guancheng. The agreement was signed by the Company and Apex; shareholder ownership was transferred; and the director of Honesty Group was changed the same day. The Company’s management considers November 30, 2011 as the disposal effective date. Operational and management control over Honesty Group was shifted from SGOCO to Apex on November 30, 2011.

On December 26, 2011, SGOCO International established another wholly owned subsidiary Beijing SGOCO Image Technology Co. Ltd., a limited liability company under the laws of the PRC to conduct LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution. Beijing SGOCO has operated as a cost center and commenced sales in the third quarter of 2013.

On November 14, 2013, SGOCO International established a wholly owned subsidiary, SGOCO (Shenzhen) Technology Co., Ltd., a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On December 24, 2014, we entered into a Sale and Purchase Agreement (“SPA”) to sell our 100% equity ownership interest in SGOCO (Fujian) to Apex, which is an independent third party with interests in real estate and forestry products and previously purchased Honesty Group in November 2011.Our management considers December 31, 2014 as the disposal effective date. Operational and management control over SGOCO (Fujian) was shifted from SGOCO to Apex on December 31, 2014.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company organized under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquires 100% of the issued share capital of Boca International Limited. (“Boca”), a private holding company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52 million in the form of cash, plus up to 19.9% newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca was closed and SGOCO International fully paid $52 million plus 1,162,305 post-split shares of common stock of the Company and received 100% of the shares and ownership of Boca.

We have effected a 1-for-4 reverse stock split of our authorized ordinary shares, accompanied by a corresponding decrease in our issued and outstanding shares of ordinary shares and an increase of the par value of each ordinary share from $0.001 to $0.004 (the “Reverse Stock Split”) on January 19, 2016. All references in this registration statement to share and per share data have been adjusted, including historical data which have been retroactively adjusted, to give effect to the reverse stock split unless specified otherwise.

On August 10, 2016, the shareholders of the Company approved an increase of the authorized ordinary shares of the Company from 12,500,000 shares to 50,000,000 shares at the annual shareholders meeting.

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Corporate Structure

The following diagram sets forth our corporate structure as of the date of this prospectus:

Risk Factors

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F/A, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, if applicable, in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, warrants or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

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Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements within the meaning of Federal securities laws. These statements appear in a number of places in this prospectus and include, without limitation, statements regarding the intent, belief and current expectations of the Company, its directors or its officers with respect to the Company's policies regarding investments, dispositions, financings, conflicts of interest and other matters; and trends affecting the Company's financial condition or results of operations. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statement as a result of various factors. Among the risks and uncertainties that could cause our actual results to differ from our forward-looking statements are our intent, belief and current expectations as to business operations and operating results, uncertainties regarding the governmental, economic and political circumstances in the People's Republic of China, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including without limitation the information set forth in this prospectus under the heading, "Risk Factors". With respect to forward-looking statements that include a statement of its underlying assumptions or bases, the Company cautions that, while it believes such assumptions or bases to be reasonable and has formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe" or words of similar meaning. They may also use words such as, "would", "should", "could" or "may".  Factors that may cause our actual results to differ materially include the risks described herein. These risks and uncertainties are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected.

INFORMATION ABOUT THE OFFERING

Offer Statistics and Expected Timetable

We may offer ordinary shares, warrants to purchase ordinary shares, rights to purchase ordinary shares, units consisting of a combination of any or all of these securities at an aggregate offering price not to exceed $20 million. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings "Available Information" and "Information Incorporated by Reference" before investing in any of the securities offered.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth audited consolidated capitalization as of December 31, 2015. This table should be read in conjunction with the audited consolidated financial statements incorporated by reference into this prospectus. All references in this chart have been adjusted, including historical data which have been retroactively adjusted, to give effect to the reverse stock split unless specified otherwise.

(In thousands of U.S. dollars except share and per share data)	As of December 31, 2015 (audited)
Debt(1)
Convertible notes	2,169
Total debt	2,169

Shareholders’ Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—
Ordinary Shares, $0.004 par value, 12,500,000 shares authorized, 4,471,215 outstanding	18
Paid-in capital	25,904
Statutory reserves	—
Retained earnings	57,183
Accumulated other comprehensive income	(5,269)
Total shareholders’ equity	77,836

Total capitalization	$80,005

(1)	Fair value of the Notes of $2,169,000 as of December 31, 2015 is determined using the binomial model, one of the option pricing methods. The valuation involves complex and subjective judgment and the Company’s best estimates of the probability of occurrence of future events, such as fundamental changes, on the valuation date. Under the binomial valuation model, the Group uses a weighted risk-free and risk interest rate (the combination of the risk free rate plus the credit spread for the underlying Notes) weighted by the probability of conversion as internally solved out by binomial model in discounting its cash flows. The main inputs to this model include the underlying share price, the expected share volatility, the expected dividend yield, the risk free and risk interest rate.

Up to the approval date of the 2015 financial statements, the note holders have fully converted Notes with a total principal amount of $1,149,000 into 1,394,936 ordinary shares of the Company.

DESCRIPTION OF SHARE CAPITAL

General

The Company’s authorized capital consists of 50,000,000 ordinary shares, $0.004 par value, and 1,000,000 shares of undesignated preferred shares, $0.001 par value. We had 9,067,928 ordinary shares issued and outstanding as of October 17, 2016. No preferred shares are issued and outstanding. The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated memorandum and articles of association, which is filed as an exhibit to our registration statement, and to the applicable provisions of Cayman Islands Law.

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Ordinary Shares

Unless any shares have special terms as to voting by our articles of association or required by law, holders of ordinary shares have exclusive voting rights for all matters requiring shareholder action. Holders of ordinary shares are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. Upon a dissolution, our shareholders will be entitled to receive, pro rata, all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there are currently none.

Preferred Shares

The Company’s articles of association provide that preferred shares may be issued from time to time. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors can, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Public Warrants

In March 2008, the Company, then a special purpose acquisition corporation (“SPAC”), completed its IPO, in which it sold 1,059,825 units (consisting of one ordinary share and one warrant) at $32 per unit. Those warrants (“Public Warrants”) issued in the IPO were publicly traded. Of the 1,059,825 Public Warrants outstanding prior to the consummation of the Acquisition, holders of 668,318 Public Warrants elected to redeem the warrants for cash of $2.00 per warrant.

During the year of 2011, the Company bought back 241,794 public warrants through private negotiations for total consideration of $361 with an average price $1.48 per warrant. In the event that the last sale price of an ordinary share exceeds $46.00 per share for any 20 trading days within a 30-trading day period, the Company had the option to redeem Public Warrants at a price of $0.04 per warrant. These warrants have expired on March 7, 2014.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares in one or more series. We may issue warrants independently or together with ordinary shares, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase ordinary shares, the number of shares of ordinary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase ordinary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our ordinary shares, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;
•	the securities for which such rights are exercisable;
•	the exercise price for such rights;
•	the date of determining the security holders entitled to the rights distribution;
•	the number of such rights issued to each security holder;
•	the extent to which such rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;
•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the conditions to completion of the rights offering;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of ordinary shares, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of ordinary shares or warrants or rights for the purchase of ordinary shares in any combination. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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Our ordinary shares were listed on the NASDAQ Global Market under the symbol “SGOC” from December 20, 2010 until February 17, 2012. On February 21, 2012, our ordinary shares began trading on the NASDAQ Capital Market. On May 16, 2012, NASDAQ halted trading in our ordinary shares. On June 1, 2012, we received a deficiency letter from NASDAQ stating that we were not in compliance with the continued listing requirement that we timely file periodic reports with the SEC. On September 11, 2012, our ordinary shares resumed trading on the NASDAQ Capital Market.

The following table provides the high and low trading prices for our ordinary shares on Nasdaq for (1) the years 2010, 2011, 2012, 2013, 2014, 2015 and 2016, (2) each of the quarters since the first quarter in 2014 and (3) each of months since November 2015.

	Units				Ordinary Shares		Warrants
Annual Highs and Lows	High		Low		High	Low	High		Low
2016	$	N/A	$	N/A	$6.40	$1.36	$	N/A	$	N/A
2015	$	N/A	$	N/A	$3.80	$1.00	$	N/A	$	N/A
2014	$	N/A	$	N/A	$17.36	$2.04		$0.20		$0.20
2013	$	N/A	$	N/A	$33.32	$2.80		$5.00		$0.08
2012	$	N/A	$	N/A	$15.12	$2.44		$0.80		$0.04
2011	$	N/A	$	N/A	$27.52	$5.00		$3.00		$0.40
2010		$37.00		$28.00	$32.00	$18.00		$4.60		$0.72

Quarterly Highs and Lows	High		Low		High	Low	High		Low
2016
Second Quarter	$	N/A	$	N/A	$4.49	$3.10	$	N/A	$	N/A
First Quarter	$	N/A	$	N/A	$6.40	$1.36	$	N/A	$	N/A
2015
Fourth Quarter	$	N/A	$	N/A	$2.56	$1.00	$	N/A	$	N/A
Third Quarter	$	N/A	$	N/A	$2.92	$1.20	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A	$3.80	$1.80	$	N/A	$	N/A
First Quarter	$	N/A	$	N/A	$3.80	$1.52	$	N/A	$	N/A
2014
Fourth Quarter	$	N/A	$	N/A	$7.48	$2.04	$	N/A	$	N/A
Third Quarter	$	N/A	$	N/A	$17.36	$5.08	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A	$16.08	$7.52	$	N/A	$	N/A
First Quarter	$	N/A	$	N/A	$17.16	$11.92		$0.05		$0.05

Monthly Highs and Lows	High		Low		High	Low	High		Low
September 2016	$	N/A	$	N/A	$3.59	$2.92	$	N/A	$	N/A
August 2016	$	N/A	$	N/A	$4.20	$2.94	$	N/A	$	N/A
July 2016	$	N/A	$	N/A	$5.12	$3.89	$	N/A	$	N/A
June 2016	$	N/A	$	N/A	$4.48	$3.80	$	N/A	$	N/A
May 2016	$	N/A	$	N/A	$4.49	$3.35	$	N/A	$	N/A
April 2016	$	N/A	$	N/A	$3.70	$3.10	$	N/A	$	N/A
March 2016	$	N/A	$	N/A	$3.77	$3.17	$	N/A	$	N/A
February 2016	$	N/A	$	N/A	$4.48	$2.73	$	N/A	$	N/A
January 2016	$	N/A	$	N/A	$6.40	$1.36	$	N/A	$	N/A
December 2015	$	N/A	$	N/A	$2.20	$1.16	$	N/A	$	N/A
November 2015	$	N/A	$	N/A	$2.20	$1.00	$	N/A	$	N/A

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Interests of Experts and Counsel

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

Dilution

The specific transaction or terms upon which shares covered by this prospectus may be issued is not known at this time.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering.

Dividend Policy

We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our ordinary shares for the foreseeable future. Investors seeking cash dividends should not purchase our shares. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our board of directors may deem relevant. In addition, we can pay dividends only out of our profit or other distributable reserves. Other distributions, if any, will be paid to our shareholders in any means it deems legal, fair and practical. Any dividend will be distributed in the form of cash or additional shares to the shareholders. Cash dividends on our shareholders, if any, will be paid in U.S. dollars.

Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;
•	directly to purchasers, through a specific bidding or auction process or otherwise; or
•	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be "underwriters," as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;
•	the terms of the offering;
•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

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•	any over-allotment option under which any underwriters may purchase additional securities from us; and
•	any offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	under delayed delivery contracts or other contractual commitments; or
•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

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Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fee.

Description	Amount

SEC Filing Fee	$2014.00
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Filing Expenses		*
Transfer Agent and Registrar		*
Miscellaneous		*
TOTAL	$2014.00	*

* Estimated expenses are presently not known and cannot be estimated.

MATERIAL CHANGES

There is no material changes in the Company's affairs that have occurred since the end of the latest fiscal year and that have not been described in reports on Form 20-F/A and Form 6-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC following the date of this prospectus will automatically update and supersede this information.

We incorporate by reference the documents listed below, any reports on Form 6-K we file subsequent to the date the registration statement of which this prospectus forms a part is filed with the SEC but prior to the effective date thereof, any reports on Form 20-F we subsequently file with the SEC prior to termination of the offering and any reports on Form 6-K we subsequently file with the SEC prior to termination of the offering that we specifically incorporate by reference into the registration statement:

•	our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2015, filed with the SEC on October 17, 2016;

•	our Current Reports on Form 6-K filed with the SEC on September 21, 2016, August 29, 2016, August 19, 2016, July 15, 2016, February 10, 2016 and January 22, 2016; and

•	the description of the Company’s ordinary shares contained in the Registration Statement of the Company on Form 8-A filed with the Commission on December 17, 2010, including any amendment or report filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You may request copies by writing or telephoning to Mr. Tony Zhong, SGOCO Group, Ltd., Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. The telephone number at our executive office is +852 3610-7777.

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Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document; provided however that only Current Reports on Form 6-K that we specifically incorporate by reference into this registration statement shall be incorporated by reference. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus is not comprehensive, and you should read it together with the information contained in the documents incorporated by reference.

LEGAL MATTERS

The validity of the ordinary shares offered in this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

EXPERTS

The consolidated financial statements of SGOCO Group, Ltd. (formally known as SGOCO Technology, Ltd.) and its subsidiaries appearing in SGOCO Group, Ltd.'s Annual Report (Form 20-F/A) for the year ended December 31, 2015 have been audited by of DCAW (CPA) Limited, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports and information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

—inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission's Public Reference Room;

—obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

—obtain a copy from the Securities and Exchange Commission's website.

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We will provide, free of charge, annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Our principal executive offices are located at Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. The telephone number at our executive office is +852 3610-7777.

We are a Cayman Islands limited company and a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  Foreign private issuers are not required to provide all of the disclosure required to be included in reports filed under the Exchange Act by companies that are not foreign private issuers.  As a result, among other things (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act and (3) we are not subject to Regulation FD promulgated by the SEC.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by SGOCO Group, Ltd.  This prospectus does not constitute an offer of any securities or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

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434,783 Ordinary Shares

Warrants to Purchase up to 992,394 Ordinary Shares

SGOCO GROUP, LTD.

PROSPECTUS SUPPLEMENT

FT GLOBAL CAPITAL, INC.

The date of this prospectus supplement is April 6, 2017.